Exhibit 99.1

News Release
For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS RECORD NET INCOME FOR 2006

January 31, 2007

AMERIS BANCORP (NasdaqGS: ABCB), Moultrie, Georgia, reported record net income of $22.1 million, or $1.67 per diluted share, for the year ended December 31, 2006, compared to net income in 2005 of $13.7 million, or $1.14 per diluted share. Net income for the fourth quarter of 2006 was $5.8 million or $0.43 per diluted share compared to $2.7 million or $0.22 per diluted share in the fourth quarter of 2005.

Ameris Bancorp’s quarterly and yearly performance were highlighted by the following significant items:

•	Sustained balance sheet growth from existing markets during the year with total assets at year’s end of $2.04 billion.

•	Record net income of $22.1 million or $1.67 per diluted share, an increase of $8.4 million.

•	Substantially improved credit quality ratios, with total non-performing assets at December 31, 2006 of 0.60%, a decrease of 33.3% during 2006.

•	Completed purchase of Islands Bancorp on December 31, 2006, and recruited a visible and successful management team to quickly build a meaningful franchise in South Carolina.

•	Closed 2006 as one bank with a single, recognizable brand.

Record level of total assets from sustained growth in existing markets

Total assets at December 31, 2006 were $2.04 billion, an increase of 20.3%, or $345.6 million, from December 31, 2005. Of the increase reported in total assets, approximately $92 million was related to the acquisition of Islands Bancorp that was consummated on December 31, 2006.

Loans outstanding increased to $1.44 billion at the end of 2006, an increase of 21.6% or $256.4 million compared to levels reported at the end of 2005. Of this increase in loans outstanding, $63.4 million related to the acquisition of Islands Bancorp. Internal growth in loans from the Company’s existing markets was $193.0 million, an increase of 16.3% from December 2005. Stronger sales efforts, additional producers in many of the Company’s markets and momentum from the single bank and brand strategies were the major reasons behind the Company’s second consecutive year of improved growth rates. Total deposits at year-end were $1.71 billion, an increase of $338.1 million, or 24.6% from balances at December 2005. Internal growth rates in deposits accounted for $271.6 million in growth, or 19.8%, while the Islands Bancorp transaction added approximately $66.5 million in total deposits. Aggressive marketing of interest-bearing and non-interest -bearing demand deposits, together with intense training and sales efforts, yielded improved results across the Company’s markets, both in growth markets and in the legacy markets. Several markets, including Jacksonville, Florida and Gainesville, Florida reported growth rates in core deposits in excess of 20% for the year.

Record levels of net income

The Company reported net income for 2006 of $22.1 million, or $1.67 per share. This level of net income included some core and non-core amounts, including:

•	Three bank charter sales totaling $1.9 million after tax or $0.14 per diluted share. Total assets, loans and deposits disposed of during these sales amounted to $11.3 million, $1.0 million and $7.3 million, respectively. Two of the charter sales totaling approximately $1.2 million or $0.09 per share were recorded during the fourth quarter of 2006.

•	Charges taken during 2006 associated with the Company’s conversion to a single bank with a recognizable brand, including costs to complete data and process re-engineering totaled approximately $900,000, or $0.07 per diluted share. Of these charges, approximately $750,000 after tax, or $0.06 per diluted share, was recorded during the fourth quarter of 2006. Total costs incurred to date, including amounts booked in 2005, associated with the Company’s restructuring efforts amount to approximately $2.5 million after tax or $0.19 per diluted share.

•	Losses on the sale of investment securities amounting to $308,000 before tax, or $0.01 per diluted share, taken during the second quarter of 2006.

Net income for the fourth quarter of 2006 was $5.8 million or $0.43 per diluted share, compared to $2.7 million, or $0.21 per diluted share, for the same quarter in 2005. Results for the fourth quarter of 2005 included a special charge to earnings of approximately $1.8 million after tax, or $0.14 per diluted share. Operating net income for the fourth quarter of 2006 amounted to $5.3 million or $0.40 per diluted share, an increase of 16% when compared to operating net income of $4.5 million, or $0.36 per diluted share, for the fourth quarter of 2005. Operating net income excludes income associated with the sales of banking charters and the charges associated with the Company’s restructuring efforts.

Improvement in credit quality

Ameris concentrated significant efforts during 2006 on improving credit quality, capitalizing on each opportunity to reduce exposure to credits that the Company did not believe met its desired risk profile. Non-performing assets at December 31, 2006 were 0.60% of total loans, representing a reduction in problem loans of 33.3% from the levels reported at December 31, 2005. The Company also continued an important trend related to peer level or better losses on its loan portfolio. Net charge-offs for 2006 were 0.10% of total loans, compared to 0.04% for 2005.

The Company’s loan loss reserve at December 31, 2006 amounted to $24.9 million or 1.72% of total loans outstanding. This compares to a loan loss reserve equal to 1.88% of loans outstanding at December 31, 2005. The Company’s provision for loan losses increased $1.2 million in 2006 to $2.8 million, due primarily to continued growth in loans outstanding.

Recruited successful management team in efforts to expand franchise to South Carolina

Efforts to expand the franchise to additional growth markets led Ameris to several experienced bankers in South Carolina. With the completion of its acquisition of Islands Bancorp on December 31, 2006,

Ameris began official banking operations in South Carolina and expects to continue recruiting talented and successful decision makers to build a meaningful franchise in South Carolina’s larger markets. Branching and staff expansion efforts are currently underway in Beaufort, Charleston and Columbia, as well as in the mortgage and private banking lines of business, across the Company’s footprint.

Edwin W. Hortman, Jr., President and CEO, commented on the record year for Ameris Bancorp and said, “2006 was a year of many accomplishments in our Company. Many distractions existed with our efforts to build a single bank, but our employees focused intensely on our customers and on our bottom line, producing a memorable year for our shareholders. I am thankful for the decision makers at every level in Ameris that understand our vision and share our passion for being a company of distinction.”

Ameris Bancorp is headquartered in Moultrie, Georgia, and has 44 locations in Georgia, Alabama, northern Florida and South Carolina.

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Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Dec. 2006	Dec. 2005
EARNINGS
Net Income	$5,758	$5,954	$5,315	$5,100	$2,723	$22,127	$13,728

PER COMMON SHARE DATA
Earnings per share:
Basic	0.44	0.46	0.41	0.39	0.22	1.70	1.15
Diluted	0.43	0.45	0.40	0.39	0.22	1.67	1.14
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14	0.56	0.56
Book value per share (period end)	13.24	12.31	11.75	11.68	11.48	13.24	11.48
Tangible book value per share (period end)	8.88	8.58	7.99	7.86	7.64	8.88	7.64
Weighted average number of shares:
Basic	13,044,493	13,022,400	12,985,424	12,951,765	12,232,165	13,001,333	11,933,582
Diluted	13,269,289	13,226,055	13,139,130	13,102,633	12,365,296	13,288,633	12,047,046
Period-end number of shares	13,553,002	13,033,193	13,021,510	12,967,576	12,952,318	13,553,002	12,952,709
Market data:
High closing price	29.13	27.91	23.24	23.29	20.99	29.13	20.93
Low closing price	25.90	21.09	20.23	19.71	17.57	19.71	15.43
Period end closing price	28.18	27.21	23.14	23.26	19.84	28.18	19.84
Average daily volume	23,016	36,957	21,949	15,952	13,687	24,502	15,921

PERFORMANCE RATIOS
Return on average assets	1.17%	1.28%	1.23%	1.20%	0.77%	1.22%	1.04%
Return on average equity	13.51%	14.65%	14.60%	13.60%	8.51%	13.90%	10.87%
Earning asset yield (TE)	7.64%	7.73%	7.58%	7.13%	6.97%	7.54%	6.44%
Total cost of funds	3.65%	3.50%	3.10%	2.83%	2.58%	3.29%	2.54%
Net interest margin (TE)	4.03%	4.26%	4.50%	4.32%	4.46%	4.27%	4.31%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	17.02%	13.82%	11.50%	12.48%	12.35%	13.91%	15.19%
Efficiency ratio	62.66%	58.24%	57.97%	59.57%	74.71%	59.71%	65.94%

CAPITAL ADEQUACY
Equity to assets	8.78%	8.25%	8.58%	8.71%	8.76%	8.78%	8.75%
Tangible common equity to assets	6.07%	5.90%	6.00%	6.03%	6.01%	6.07%	6.09%

OTHER PERIOD-END DATA
FTE Headcount	600	588	585	584	585	600	585
Assets per FTE	$3,405	$3,309	$3,048	$2,978	$2,901	$3,405	$2,901
Branch locations	44	43	42	42	42	44	42
Deposits per branch location	$38,940	$38,162	$34,432	$33,836	$32,744	$38,940	$32,744

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Dec. 2006	Dec. 2005
INCOME STATEMENT
Interest income
Interest and fees on loans	$29,175	$28,553	$26,355	$23,476	$19,836	$107,559	$69,238
Interest on taxable securities	3,032	2,986	2,950	2,742	2,186	11,710	8,547
Interest on nontaxable securities	174	156	127	98	43	555	163
Interest on deposits in other banks	1,626	899	390	667	774	3,582	1,502
Interest on federal funds sold	73	30	—	158	53	261	89

Total interest income	34,080	32,624	29,822	27,141	22,892	123,667	79,539

Interest expense
Interest on deposits	14,392	12,600	9,979	8,628	6,238	45,599	18,629
Interest on federal funds purchased and securities sold under agreements to repurchase	62	37	48	33	38	185	103
Interest on other borrowings	1,713	2,090	2,122	2,088	2,015	8,008	8,202

Total interest expense	16,167	14,727	12,149	10,749	8,291	53,792	26,934

Net interest income	17,913	17,897	17,673	16,392	14,601	69,875	52,605
Provision for loan losses	713	713	901	510	28	2,837	1,651

Net interest income after provision for loan losses	17,200	17,184	16,772	15,882	14,573	67,038	50,954

Noninterest income
Service charges on deposit accounts	3,665	2,978	2,926	2,631	2,695	12,200	10,428
Other service charges, commissions and fees	871	857	803	719	286	3,250	2,870
Other	2,486	1,420	121	535	191	4,562	623
Gain (loss) on sale of securities	—	(3)	(314)	9	(452)	(308)	(391)

Total noninterest income	7,022	5,252	3,536	3,894	2,720	19,704	13,530

Noninterest expense
Salaries and employee benefits	7,445	7,131	6,042	6,624	5,205	27,242	22,483
Equipment and occupancy expense	2,281	1,658	1,544	1,353	1,033	6,836	4,931
Amortization of intangible assets	322	344	232	209	206	1,107	819
Other operating expenses	5,577	4,348	4,476	3,899	6,496	18,300	15,374

Total noninterest expense	15,625	13,481	12,294	12,085	12,940	53,485	43,607

Operating Profit	8,597	8,955	8,014	7,691	4,353	33,257	20,877
Provision for income taxes	2,838	3,001	2,699	2,591	1,630	11,129	7,149

Net Income	$5,758	$5,954	$5,315	$5,100	$2,723	$22,127	$13,728

Diluted earnings per share	0.43	0.45	0.40	0.39	0.22	1.67	1.14

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005
PERIOD-END BALANCE SHEET
Assets
Cash and due from banks	$70,041	$54,093	$63,894	$67,570	$74,420
Federal funds sold & interest bearing balances	135,232	148,118	26,642	56,998	99,781
Securities available for sale, at fair value	282,972	266,546	257,283	273,031	235,145

Loans	1,442,951	1,373,071	1,330,713	1,240,436	1,186,601
Less: allowance for loan losses	24,863	23,905	23,366	22,616	22,294

Loans, net	1,418,088	1,349,166	1,307,347	1,217,820	1,164,307

Premises and equipment, net	46,604	42,266	40,625	40,194	39,606
Intangible assets, net	6,099	5,640	5,971	6,203	6,412
Goodwill	52,991	42,933	42,933	43,304	43,304
Other assets	30,771	37,142	38,649	33,771	34,234

Total Assets	$2,042,798	$1,945,904	$1,783,344	$1,738,891	$1,697,209

Liabilities
Deposits:
Noninterest-bearing demand	$225,095	$226,939	$201,489	$193,869	$200,840
Interest-bearing demand	544,005	517,300	418,310	423,682	420,248
Savings	63,254	66,645	71,873	73,532	73,268
Time deposits	880,995	830,082	754,456	730,023	680,876

Total deposits	1,713,349	1,640,966	1,446,128	1,421,106	1,375,232
Federal funds purchased & securities sold under agreements to repurchase	15,933	6,725	3,769	8,502	10,307
Other borrowings	75,591	76,287	124,094	100,095	106,022
Other liabilities	16,209	19,217	15,629	17,036	16,223
Subordinated deferrable interest debentures	42,269	42,269	40,722	40,722	40,722

Total liabilities	1,863,351	1,785,464	1,630,342	1,587,461	1,548,506

Stockholders’ equity
Common stock	14,876	14,356	14,340	14,286	14,271
Capital surplus	82,791	68,663	68,459	67,520	67,381
Retained earnings	95,523	91,589	87,466	83,970	80,683
Accumulated other comprehensive loss	(2,488)	(2,640)	(5,675)	(3,442)	(2,625)
Unearned compensation	(662)	(935)	(1,107)	(423)	(526)
Less treasury stock	(10,593)	(10,593)	(10,481)	(10,481)	(10,481)

Total stockholders’ equity	179,447	160,440	153,002	151,430	148,703

Total liabilities and stockholders’ equity	$2,042,798	$1,945,904	$1,783,344	$1,738,891	$1,697,209

Other Balance Sheet Data
Earning Assets	1,861,155	1,787,735	1,614,638	1,570,465	1,521,527
Intangible Assets	59,091	48,573	48,904	49,507	49,716
Interest bearing liabilities	1,622,047	1,539,308	1,413,224	1,376,556	1,331,443

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Dec. 2006	Dec. 2005
ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$23,905	$23,366	$22,616	$22,294	$17,261	$22,294	$15,493
Acquired Reserves	1,024	—	—	—	5,528	1,024	5,528
Provision for loan loss	713	713	901	510	28	2,837	1,651
Charge-offs	1,635	744	339	1,419	863	4,137	2,154
Recoveries	856	570	188	1,231	340	2,845	1,776

Net charge-offs (recoveries)	779	174	151	188	523	1,292	378
Ending balance	$24,863	$23,905	$23,366	$22,616	$22,294	$24,863	$22,294

As a percentage of loans	1.72%	1.74%	1.76%	1.82%	1.88%	1.72%	1.88%
As a percentage of nonperforming loans	361.54%	283.37%	316.74%	231.67%	232.57%	361.54%	232.57%
As a percentage of nonperforming assets	285.29%	237.91%	250.95%	203.05%	207.68%	285.29%	207.68%

Net Charge-off information
Charge-offs
Commercial	$1,078	$300	$153	$181	$385	$1,712	$649
Installment	385	159	167	163	259	874	718
Real Estate	145	280	14	1,005	199	1,444	543
Agriculture	7	4	3	—	18	14	231
Other	20	1	2	70	2	93	14

Total charge-offs	1,635	744	339	1,419	863	4,137	2,155

Recoveries
Commercial	356	481	55	636	150	1,528	601
Installment	107	61	62	247	100	477	308
Real Estate	362	21	27	335	42	745	644
Agriculture	31	4	32	—	47	67	213
Other	—	3	12	13	1	28	11

Total recoveries	856	570	188	1,231	340	2,845	1,777

Net charge-offs (recoveries)	$779	$174	$151	$188	$523	$1,292	$378

Non-accrual loans	6,877	8,436	7,377	9,762	9,586	6,877	9,586
Foreclosed assets	1,838	1,612	1,934	1,376	1,149	1,838	1,149
Total non-performing assets	8,715	10,048	9,311	11,138	10,735	8,715	10,735
Non-performing assets as a percent of loans and foreclosed assets	0.60%	0.73%	0.70%	0.90%	0.90%	0.60%	0.90%
Net charge offs as a percent of loans	0.05%	0.01%	0.01%	0.02%	0.04%	0.10%	0.04%

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Dec. 2006	Dec. 2005
AVERAGE BALANCES

Short term assets	$126,332	$64,374	$25,277	$69,529	$62,080	$72,183	$55,762
Investment securities	272,769	266,450	270,842	265,680	215,867	267,343	223,633
Loans	1,377,824	1,351,601	1,289,354	1,213,916	1,028,705	1,308,405	952,647

Total Earning Assets	1,776,925	1,682,425	1,585,473	1,549,125	1,306,652	1,647,931	1,232,042

Noninterest bearing deposits	199,812	180,932	188,562	190,075	161,398	194,150	152,906
Interest bearing deposits	521,539	476,371	417,953	409,215	332,980	452,192	317,384
Savings	64,450	70,282	73,368	73,062	70,502	69,591	72,058
CDs	841,387	801,856	738,859	707,895	568,205	773,089	500,606

Deposits	1,627,188	1,529,441	1,418,742	1,380,247	1,133,085	1,489,021	1,042,954

FHLB advances	71,087	86,141	101,044	100,866	97,794	91,119	99,555
Subordinated debentures	42,269	43,580	40,722	40,722	36,426	41,841	35,595
Other borrowings	14,810	11,884	12,737	17,664	8,879	11,910	8,279

Total non-deposit funding	128,166	141,605	154,503	159,252	143,099	144,869	143,429

Total funding	$1,755,354	$1,671,046	$1,573,245	$1,539,499	$1,276,184	$1,633,890	$1,186,383

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Dec. 2006	Dec. 2005
INTEREST INCOME/EXPENSE
Short term assets	$1,699	$929	$390	$825	$827	$3,843	$1,371
Investment securities (TE)	3,294	3,223	3,143	2,890	2,252	12,550	8,637
Loans (TE)	29,239	28,622	26,419	23,529	19,890	107,809	69,329

Total Earning Assets	34,232	32,774	29,952	27,244	22,969	124,202	79,337

Noninterest bearing deposits	—	—	—	—	—	—	—
Interest bearing deposits	3,866	3,120	2,045	1,635	1,279	10,666	3,260
Savings	178	193	186	174	167	731	559
CDs	10,349	9,287	7,748	6,819	4,792	34,203	14,562

Deposits	14,392	12,600	9,979	8,628	6,238	45,599	18,381

FHLB advances	899	1,087	1,131	1,129	1,174	4,246	4,665
Subordinated debentures	724	916	909	884	800	3,433	3,477
Other borrowings	152	124	130	108	79	514	51

Total non-deposit funding	1,775	2,127	2,170	2,121	2,053	8,193	8,193

Total funding	$16,167	$14,727	$12,149	$10,749	$8,291	$53,792	$26,574

Net Interest Income (TE)	$18,065	$18,047	$17,803	$16,495	$14,678	$70,410	$52,763

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec. 2006	Sept. 2006	June 2006	Mar. 2006	Dec. 2005	Dec. 2006	Dec. 2005
YIELDS (1)

Short term assets	5.34%	5.73%	6.19%	4.81%	5.29%	5.32%	2.46%
Investment securities	4.79%	4.80%	4.65%	4.41%	4.14%	4.69%	3.86%
Loans	8.42%	8.40%	8.22%	7.86%	7.67%	8.24%	7.28%
Total Earning Assets (2)	7.64%	7.73%	7.58%	7.13%	6.97%	7.54%	6.44%

Noninterest bearing deposits
Interest bearing deposits	2.94%	2.60%	1.96%	1.62%	1.52%	2.36%	1.03%
Savings	1.09%	1.09%	1.02%	0.97%	0.94%	1.05%	0.78%
CDs	4.88%	4.59%	4.21%	3.91%	3.35%	4.42%	2.91%
Deposits	3.51%	3.27%	2.82%	2.54%	2.18%	3.06%	1.76%

FHLB advances	5.02%	5.01%	4.49%	4.54%	4.76%	4.66%	4.69%
Subordinated debentures	6.80%	8.34%	8.95%	8.80%	8.71%	8.20%	9.77%
Other borrowings	4.07%	4.14%	4.09%	2.48%	3.53%	4.32%	0.61%
Total non-deposit funding	5.49%	5.96%	5.63%	5.40%	5.69%	5.66%	5.71%

Total funding (3)	3.65%	3.50%	3.10%	2.83%	2.58%	3.29%	2.24%

Net interest spread	3.99%	4.23%	4.48%	4.30%	4.40%	4.24%	4.20%

Net interest margin	4.03%	4.26%	4.50%	4.32%	4.46%	4.27%	4.28%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on average interest bearing liabilities.